Exhibit 23.3

NETHERLAND, SEWELL & ASSOCIATES, INC.

Gastar Exploration Ltd.

1331 Lamar Street, Suite 1080

Houston, Texas 77010

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

Gentlemen:

As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-130867) of Gastar Exploration Ltd. of information from our reserve report dated March 10, 2006 entitled “Estimate of Reserves and Future net Revenues to Gastar Exploration Ltd. Interest in Certain Oil and Gas Properties located in the United States as of December 31, 2005, Based on Constant Prices and Costs in accordance with Securities and Exchange Commission Guidelines” and all references to our firm included in or made a part of the Gastar Exploration Ltd. Annual Report on Form 10-K for the year ended December 31, 2005.

Yours very truly,

NETHERLAND, SEWELL & ASSOCIATES, INC.

/s/ FREDERIC D. SEWELL
Frederic D. Sewell
Chairman and Chief Executive Officer

March 28, 2006

Dallas, Texas